EXHIBIT 99.1


                                                                 FREMONT GENERAL

NEWS RELEASE
--------------------------------------------------------------------------------
                                                     2020 Santa Monica Boulevard
                                                     Santa Monica, Ca 90404
                                                     TEL (310)315-5500
                                                     FAX (310)315-5599






      FREMONT GENERAL REPORTS A 104% INCREASE IN QUARTERLY NET INCOME FROM
                              CONTINUING OPERATIONS



     (SANTA MONICA, CALIFORNIA) - July 29, 2004 - Fremont General Corporation (the "Company") reported record net income from continuing operations of $95,378,000 for the second quarter of 2004. This represents an increase of 104%, as compared to net income from continuing operations of $46,787,000 for the second quarter of 2003. Diluted net income per share from continuing operations was $1.30 for the second quarter of 2004, as compared to $0.66 per share for the second quarter of 2003.

     Net income from continuing operations for the first six months of 2004 was $178,041,000, as compared to $88,363,000 for the first six months of 2003. Diluted net income per share from continuing operations was $2.43 for the first six months of 2004, as compared to $1.26 per share for the first six months of 2003.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $5.89 billion during the second quarter of 2004, up from $2.92 billion during the second quarter of 2003. The following tables highlight the Company's loan originations by period indicated:



                                                                              2ND QUARTER                  FIRST SIX MONTHS
                                                                     ---------------------------     ----------------------------
                                                                         2004            2003            2004            2003
                                                                     -----------     -----------     ------------     -----------

LOAN ORIGINATION VOLUME (IN $000'S):
   First Mortgages ...............................................   $ 5,549,589     $ 2,778,466     $ 10,435,561     $ 5,010,247
   Second Mortgages ..............................................       341,906         140,907          549,035         238,246
                                                                     -----------     -----------     ------------     -----------
                                                                     $ 5,891,495     $ 2,919,373     $ 10,984,596     $ 5,248,493
                                                                     ===========     ===========     ============     ===========



                                                                2ND QUARTER              FIRST SIX MONTHS
                                                          ----------------------     -------------------------
                                                             2004         2003          2004           2003
                                                          ---------    ---------     ----------    -----------

FIRST MORTGAGES - ORIGINATION:

TYPE OF PRODUCT:
  Adjustable Rate (2/28) ..............................        78.6%        71.1%          75.1%         74.0%
  Adjustable Rate (3/27) ..............................         4.5%         1.3%           4.1%          1.2%
  Fixed ...............................................        16.9%        27.6%          20.8%         24.8%
                                                          ---------    ---------     ----------    ----------
                                                              100.0%       100.0%         100.0%        100.0%
                                                          =========    =========     ==========    ==========

PURPOSE:
  Refinance ...........................................        57.2%        61.5%         59.5%         63.2%
  Purchase ............................................        42.8%        38.5%         40.5%         36.8%
                                                          ---------    ---------     ----------    ----------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========    =========     ==========    ==========


Average Loan Size .....................................   $ 211,550    $ 192,681     $ 209,530     $ 190,685
Average FICO Score ....................................         621          623           621           620
Average LTV ...........................................        80.9%        80.9%         81.4%         81.0%


FIRST & SECOND MORTGAGES - ORIGINATION:

GEOGRAPHIC DISPERSION:
  California ..........................................        37.1%        43.4%         37.5%         42.9%
  New York ............................................        10.1%         9.0%         11.2%          8.4%
  Florida .............................................         7.7%         8.6%          7.8%          9.6%
  Illinois ............................................         5.1%         5.0%          5.2%          4.7%
  All other states ....................................        40.0%        34.0%         38.3%         34.4%
                                                          ---------    ---------     ----------    ----------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========    =========     ==========    ==========

     The gain on the sale of residential real estate loans during the second quarter of 2004 totaled $127.1 million (or 2.46%) on whole loan sales and securitizations of $5.18 billion, as compared to a gain of $71.9 million (or 3.06%) on whole loan sales of $2.35 billion during the second quarter of 2003. The Company's level of residential real estate loans held for investment (portfolio) decreased to $918.8 million as of June 30, 2004, down from $1.05 billion as of March 31, 2004, but up from $464.2 million at June 30, 2003. Loans held for sale increased to $4.43 billion at June 30, 2004, up from $3.75 billion and $2.19 billion at March 31, 2004 and June 30, 2003, respectively.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans receivable, before the allowance for loan losses, totaled approximately $3.84 billion at June 30, 2004, as compared to $3.90 billion and $3.81 billion at March 31, 2004 and June 30, 2003, respectively. New loan commitments entered into increased to $700.4 million during the second quarter of 2004, up from $396.9 million and $681.8 million during the first quarter of 2004 and second quarter of 2003, respectively. The following table highlights the commercial real estate loan portfolio as of the dates indicated:


PORTFOLIO
---------
(IN $000'S)
                                                                       JUNE 30,      DECEMBER 31,      JUNE 30,
                                                                         2004            2003            2003
                                                                     -----------     -----------     -----------

LOAN TYPES:

  Bridge ........................................................    $ 1,660,599     $ 1,659,847     $ 1,800,090
  Permanent .....................................................      1,031,728       1,281,877       1,272,333
  Construction ..................................................        957,771         804,793         477,513
  Single Tenant Credit ..........................................        222,625         268,506         288,408
                                                                     -----------     -----------      ----------
                                                                     $ 3,872,723     $ 4,015,023     $ 3,838,344
  Net deferred loan origination fees ............................        (32,030)        (33,101)        (25,518)
                                                                     -----------     -----------     -----------
                                                                     $ 3,840,693     $ 3,981,922     $ 3,812,826
                                                                     ===========     ===========     ===========

GEOGRAPHIC DISTRIBUTION:
  California ....................................................           35.0%           38.9%           41.2%
  New York ......................................................           13.0%           12.7%           10.1%
  Florida .......................................................            9.5%            5.5%            5.4%
  Illinois ......................................................            8.8%            8.4%            5.1%
  Texas .........................................................            5.2%            5.8%            7.2%
  District of Columbia ..........................................            4.6%            5.0%            4.0%
  All other states ..............................................           23.9%           23.7%           27.0%
                                                                     -----------      ----------     -----------
                                                                           100.0%          100.0%          100.0%
                                                                     ===========      ==========     ===========

Non-accrual loans ...............................................    $    62,162      $   71,758     $    82,134
REO .............................................................         24,494          23,621          20,962
                                                                     -----------      ----------     -----------
Non-accrual loans and REO .......................................    $    86,656      $   95,379     $   103,096
                                                                     ===========      ==========     ===========


     Non-accrual commercial real estate loans and REO totaled $86.7 million (or 2.24% of total portfolio and REO) at June 30, 2004, down from $103.1 million (or 2.69% of total portfolio and REO) as of June 30, 2003. Net loan charge-offs for the commercial real estate portfolio decreased during the second quarter of 2004 to $4.9 million from $11.7 million during the second quarter of 2003. The annualized net charge-off ratio for the quarter ending June 30, 2004 for the commercial real estate loan portfolio was 0.50%, as compared with a ratio of 1.23% for the quarter ending June 30, 2003. The annualized net charge-off ratio for the six month periods ending June 30, 2004 and 2003, was 0.71% and 1.08%, respectively.

OTHER HIGHLIGHTS

     o Net interest income increased to $121.4 million for the second quarter of 2004, as compared to $81.7 million for the second quarter of 2003. Net interest income, as a percentage of net interest-earning assets at the financial services operations level, however, decreased from 5.28% in the second quarter of 2003 to 5.17% for the second quarter of 2004. This decrease was primarily a result of a larger average balance of residential real estate loans held for sale during the second quarter of 2004 than during the second quarter of 2003.

     o The expense provision for loan losses declined significantly in the second quarter of 2004 as compared to the second quarter of 2003. This was primarily a result of a decrease in the loan balances outstanding of residential and commercial real estate loans held for investment and a decrease in net charge-offs incurred during the second quarter of 2004. As of June 30, 2004, the allowance for loan losses totaled $214.7 million, or 4.50% of the total loans held for investment.

     o Fremont General repurchased an additional $7.3 million in outstanding senior notes due 2009 in the second quarter of 2004. Since their issuance in 1999, we have retired the entire $200 million original principal of our senior notes due in 2004, as well as $41.6 million of our senior notes due 2009 - all done solely from internally generated funds.

     o Fremont Investment & Loan, as of June 30, 2004, had $10.2 billion in assets and $7.1 billion in FDIC-insured deposits, and is above the FDIC regulatory standards for well-capitalized institutions with a total Risk-Based Capital ratio of 15.44%.

     o The residential real estate loan servicing platform was servicing approximately $13.1 billion in loans outstanding as of June 30, 2004. This amount was comprised of the Company's loans held for investment, loans securitized, loans held for sale and interim servicing for loans sold to third parties.

     o Stockholders' equity per share was $10.98 at June 30, 2004 and the holding company had approximately $138 million in cash and cash equivalents as of June 30, 2004.


     Fremont General Corporation is an industrial bank holding company and its common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage basis. As of June 30, 2004, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 41 states and during the second quarter of 2004, it originated residential real estate loans in 45 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate environment, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the ability to retain the utilization of net tax operating loss carryforwards applied, and (x) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.


--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on July 29, 2004.
o The call will be webcast live on the Internet at http://www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q2 2004 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived until July 29, 2005.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time. The telephone replay will be archived until August 27th at 706/645-9291 - use Conference ID 8891606.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at http://www.sec.gov.
o    Contact: Investor Relations 310/315-5500

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED             SIX MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS:                                         JUNE 30,                      JUNE 30,
                                                                          2004           2003           2004           2003
                                                                       ---------      ---------      ---------      ---------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential ....................................................   $  95,003      $  49,812      $ 183,093      $  94,392
    Commercial .....................................................      73,087         74,379        149,391        148,353
    Other ..........................................................         165            198            274            280
                                                                       ---------      ---------      ---------      ---------
                                                                         168,255        124,389        332,758        243,025
  Interest income - other ..........................................       2,774          1,289          4,978          3,786
                                                                       ---------      ---------      ---------      ---------
                                                                         171,029        125,678        337,736        246,811
INTEREST EXPENSE:
  Deposits .........................................................      35,024         30,913         70,058         64,284
  FHLB advances ....................................................       8,331          5,989         15,748         10,836
  Warehouse lines of credit ........................................         125              -            250              -
  Senior Notes .....................................................       3,765          4,630          7,973          9,823
  Junior Subordinated Debentures / Preferred Securities ............       2,319          2,250          4,639          4,500
  Other ............................................................          60            160            100            427
                                                                       ---------      ---------      ---------      ---------
                                                                          49,624         43,942         98,768         89,870
                                                                       ---------      ---------      ---------      ---------
Net interest income ...............................................      121,405         81,736        238,968        156,941
Provision for loan losses ..........................................         146         27,609         16,545         50,529
                                                                       ---------      ---------      ---------      ---------
Net interest income after provision for loan losses ................     121,259         54,127        222,423        106,412
Non-interest income:
  Net gain (loss) on:
    Whole loan sales and securitizations of residential
    real estate loans ..............................................     127,050         71,933        249,246        127,905
    Sale of residual interests in securitized loans ................           -              -              -         17,503
    Whole loan sales of other loans ................................           -            670              -            674
    Extinguishment of debt .........................................         (53)           (68)           (53)            25
  Loan servicing income ............................................       7,630          1,885         14,169          3,871
  Mortgage servicing rights amortization and impairment provision...      (4,514)             -         (5,884)             -
  Other ............................................................       6,524          5,385         13,158          8,527
                                                                       ---------      ---------      ---------      ---------
                                                                         136,637         79,805        270,636        158,505
NON-INTEREST EXPENSE:
  Compensation .....................................................      68,046         36,136        135,230         74,818
  Occupancy ........................................................       3,534          2,888          7,042          5,745
  Net real estate owned expenses ...................................         214            105          2,618          1,894
  Other ............................................................      23,053         15,218         43,427         32,049
                                                                       ---------      ---------      ---------      ---------
                                                                          94,847         54,347        188,317        114,506
                                                                       ---------      ---------      ---------      ---------
Income before income taxes .........................................     163,049         79,585        304,742        150,411
Income tax expense .................................................      67,671         32,798        126,701         62,048
                                                                       ---------      ---------      ---------      ---------
Net income from continuing operations ..............................      95,378         46,787        178,041         88,363
Discontinued insurance operations - net of tax .....................           -         44,308              -         44,308
                                                                       ---------      ---------      ---------      ---------
Net income .........................................................   $  95,378      $  91,095      $ 178,041      $ 132,671
                                                                       =========      =========      =========      =========
PER SHARE DATA:
BASIC:
  Net income from continuing operations ............................   $    1.32      $    0.67      $    2.49      $    1.27
  Discontinued operations ..........................................           -           0.63              -           0.64
                                                                       ---------      ---------      ---------      ---------
  Net income .......................................................   $    1.32      $    1.30      $    2.49      $    1.91
                                                                       =========      =========      =========      =========
DILUTED:
  Net income from continuing operations ............................   $    1.30      $    0.66      $    2.43      $    1.26
  Discontinued operations ..........................................           -           0.62              -           0.63
                                                                       ---------      ---------      ---------      ---------
  Net income .......................................................   $    1.30      $    1.28      $    2.43      $    1.89
                                                                       =========      =========      =========      =========
WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ............................................................      72,027         70,126         71,632         69,547
  Diluted ..........................................................      73,567         71,418         73,158         70,284

CASH DIVIDENDS DECLARED PER COMMON SHARE ...........................   $    0.06      $    0.05      $    0.11      $    0.08
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END .......................                                 $   10.98      $    7.10

SHARES OUTSTANDING AT PERIOD-END ...................................                                    77,166         75,785

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2003)
(THOUSANDS OF DOLLARS)





CONSOLIDATED BALANCE SHEETS:                                                      JUNE 30,        DECEMBER 31,
                                                                                    2004              2003
                                                                                ------------      -----------

ASSETS
Cash and cash equivalents ...................................................   $    892,613      $   835,651
Investment securities .......................................................          1,517            1,958
Federal Home Loan Bank stock ................................................        133,049          112,587
Loans held for sale - net ...................................................      4,431,177        3,653,547
Loans held for investment - net .............................................      4,552,367        4,577,419
Mortgage servicing rights ...................................................         12,732            6,898
Residual interests in securitized loans at fair value .......................         12,139            6,530
Accrued interest receivable .................................................         38,511           38,663
Foreclosed real estate owned - net ..........................................         26,598           25,466
Premises and equipment - net ................................................         33,196           24,897
Deferred income taxes .......................................................        169,536          193,304
Other assets ................................................................         72,239           48,367
                                                                                ------------      -----------
  TOTAL ASSETS ..............................................................   $ 10,375,674      $ 9,525,287
                                                                                ============      ===========


LIABILITIES
Deposits:
  Savings accounts ..........................................................   $  1,304,408      $ 1,244,083
  Money market deposit accounts .............................................        488,762          412,524
  Certificates of deposit ...................................................      5,291,173        4,976,559
                                                                                ------------      -----------
                                                                                   7,084,343        6,633,166

Warehouse lines of credit ...................................................              -                -
Federal Home Loan Bank advances .............................................      1,862,000        1,650,000
Senior Notes due 2004 .......................................................              -           22,377
Senior Notes due 2009 .......................................................        181,961          188,987
Liquid Yield Option Notes due 2013 ..........................................            627              654
Junior Subordinated Debentures / Preferred Securities .......................        103,093          100,000
Other liabilities ...........................................................        296,421          265,371
                                                                                ------------      -----------
  Total Liabilities .........................................................      9,528,445        8,860,555

STOCKHOLDERS' EQUITY
Common stock ................................................................         77,166           75,990
Additional paid-in capital ..................................................        321,555          296,000
Retained earnings ...........................................................        497,749          328,044
Deferred compensation .......................................................        (49,457)         (35,889)
Accumulated other comprehensive income ......................................            216              587
                                                                                ------------      -----------
  TOTAL STOCKHOLDERS' EQUITY ................................................        847,229          664,732
                                                                                ------------      -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $ 10,375,674      $ 9,525,287
                                                                                ============      ===========

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2003)
(THOUSANDS OF DOLLARS)

                                                                                  JUNE 30,      DECEMBER 31,       JUNE 30,
                                                                                    2004            2003             2003
                                                                                -----------     -----------      -----------

Loans held for investment:
  Commercial real estate ...................................................    $ 3,840,693     $ 3,981,922      $ 3,812,826
  Residential real estate ..................................................        918,804         797,721          464,233
  Syndicated commercial loans and other ....................................          7,596          11,367           11,206
                                                                                -----------     -----------      -----------
                                                                                  4,767,093       4,791,010        4,288,265
Allowance for loan losses ..................................................       (214,726)       (213,591)        (191,105)
                                                                                -----------     -----------      -----------
Loans held for investment - net ............................................    $ 4,552,367     $ 4,577,419      $ 4,097,160
                                                                                ===========     ===========      ===========
Allowance for loan losses as a percentage of:
  Loans receivable held for investment .....................................           4.50%           4.46%            4.46%
  Non-accrual loans held for investment ....................................          275.1%          245.5%           199.3%
Total non-accrual loans as a percentage of total loans held
  for investment ...........................................................           1.64%           1.82%            2.24%

Non-accrual loans held for investment:
  Commercial real estate ...................................................    $    62,162     $    71,758      $    82,134
  Residential real estate ..................................................         12,873           8,482            6,897
  Syndicated commercial loans ..............................................          3,018           6,752            6,854
                                                                                -----------     -----------      -----------
                                                                                $    78,053     $    86,992      $    95,885
                                                                                ===========     ===========      ===========

Accruing commercial real estate loans past due 90 days or more .............    $    26,202     $    36,406      $     2,322

Foreclosed real estate owned (REO):
  Commercial real estate ...................................................    $    24,494     $    23,621      $    20,962
  Residential real estate ..................................................          2,104           1,845            1,950
                                                                                -----------     -----------      -----------
Foreclosed real estate owned (REO) - net ...................................    $    26,598     $    25,466      $    22,912
                                                                                ===========     ===========      ===========
Residential real estate loans held for sale:
  First mortgages ..........................................................    $ 4,159,981     $ 3,513,552      $ 2,046,571
  Second mortgages .........................................................        302,109         163,802          172,644
                                                                                -----------     -----------      -----------
                                                                                  4,462,090       3,677,354        2,219,215
  Market valuation reserve .................................................        (30,913)        (23,807)         (26,580)
                                                                                -----------     -----------      -----------
  Loans held for sale - net ................................................    $ 4,431,177     $ 3,653,547      $ 2,192,635
                                                                                ===========     ===========      ===========

Non-accrual residential real estate loans held for sale ....................    $     7,128     $     6,253      $     5,287


                                                                                2ND QUARTER     1ST QUARTER      2ND QUARTER
                                                                                    2004            2004             2003
                                                                                -----------     -----------      ------------
Total net charge-offs of loans held for investment:
  Commercial real estate ...................................................    $     4,918     $     9,112      $    11,690
  Residential real estate ..................................................            164              98               34
  Syndicated commercial loans ..............................................          1,154             (36)             (58)
                                                                                -----------     -----------      -----------
                                                                                $     6,236     $     9,174      $    11,666
                                                                                ===========     ===========      ===========
Net charge-offs as a percentage of average total loans held
  for investment ...........................................................           0.51%           0.76%            1.10%
Net commercial real estate charge-offs as a percentage of average loans ....           0.50%           0.91%            1.22%


o Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred origination fees and costs.
o    Net charge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Loans held for sale are residential real estate loans valued at the lower of cost or market and include direct net SFAS #91 origination costs.

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                               JUNE 30,                       JUNE 30,
                                                                         2004            2003            2004           2003
                                                                     -----------     -----------     -----------     -----------
Fremont General Credit Corporation:
Average net interest-earning assets (NEA) ........................   $ 9,857,819     $ 6,704,627     $ 9,609,157     $ 6,481,138

  Interest income ................................................   $   170,704     $   125,559     $   337,151     $   245,341
  Interest expense ...............................................       (43,895)        (37,242)        (86,857)        (75,480)
                                                                     -----------     -----------     -----------     -----------
  Net interest income ............................................   $   126,809     $    88,317     $   250,294     $   169,861
                                                                     ===========     ===========     ===========     ===========
As a percentage of NEA:
  Interest income ................................................          6.96 %          7.51 %          7.06 %          7.63 %
  Interest expense ...............................................         (1.79)%         (2.23)%         (1.82)%         (2.35)%
                                                                     -----------     -----------     -----------     -----------
  Net interest income ............................................          5.17 %          5.28 %          5.24 %          5.28 %
                                                                     ===========     ===========     ===========     ===========

o The above net interest income information excludes holding company assets and net interest income and expense.

Whole loan sales of residential real estate loans ................   $ 4,385,574     $ 2,348,634     $ 8,180,889     $ 4,529,600
Securitizations of residential real estate loans .................       790,125               -       1,622,758               -
                                                                     -----------     -----------     -----------     -----------
                                                                     $ 5,175,699     $ 2,348,634     $ 9,803,647     $ 4,529,600
                                                                     ===========     ===========     ===========     ===========

Gross premium recognized on loan sales and securitizations .......   $   208,849     $   104,684     $   408,077     $   198,038
Premium recapture and reversal ...................................        (4,249)         (1,814)        (12,942)         (5,073)
                                                                     -----------     -----------     -----------     -----------
Net premium recognized on loan sales and securitizations .........       204,600         102,870         395,135         192,965
Less: Direct costs of loan originations ..........................       (75,081)        (29,910)       (140,153)        (57,777)
Adjustments to carrying value of loans held for sale .............        (4,147)         (1,027)         (9,365)         (7,283)
Change in fair value of derivative instruments ...................         1,678               -           3,629               -
                                                                     -----------     -----------     -----------     -----------
  Gain on sale (GAAP) ............................................       127,050          71,933         249,246         127,905
Less: Origination expenses allocated during the period
      of origination .............................................       (45,451)        (20,193)        (91,816)        (38,433)
                                                                     -----------     -----------     -----------     -----------
  Net operating gain on sale .....................................   $    81,599     $    51,740     $   157,430     $    89,472
                                                                     ===========     ===========     ===========     ===========

Gross premium recognized on loan sales and securitizations .......          4.04 %          4.46 %          4.16 %          4.37 %
Premium recapture and reversal ...................................         (0.08)%         (0.08)%         (0.13)%         (0.11)%
                                                                     -----------     -----------     -----------     -----------
Net premium recognized on loan sales and securitizations .........          3.96 %          4.38 %          4.03 %          4.26 %
Less: Direct costs of loan originations ..........................         (1.45)%         (1.28)%         (1.42)%         (1.28)%
Adjustments to carrying value of loans held for sale .............         (0.08)%         (0.04)%         (0.09)%         (0.16)%
Change in fair value of derivative instruments ...................          0.03 %          0.00 %          0.04 %          0.00 %
                                                                     -----------     -----------     -----------     -----------
  Gain on sale (GAAP) ............................................          2.46 %          3.06 %          2.56 %          2.82 %
Less: Origination expenses allocated during the period
      of origination .............................................         (0.88)%         (0.86)%         (0.94)%         (0.85)%
                                                                     -----------     -----------     -----------     -----------
  Net operating gain on sale .....................................          1.58 %          2.20 %          1.62 %          1.97 %
                                                                     ===========     ===========      ==========     ===========

o Direct costs are costs directly incurred with the origination of the loans and which are deferred and recognized when the loans are sold.
o Premium recapture and reversal are the reversal or recapture of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.
o Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statement of operations during the period incurred.
o Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statement of operations as prepared in accordance with GAAP. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.

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